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                                                                   EXHIBIT 99.14

                                                                  EXECUTION COPY

                                    AMENDMENT NO. 1 dated as of December 6, 2002
                           (this "Amendment") to the Credit Agreement dated as of July 24, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among SERVICE CORPORATION INTERNATIONAL, a Texas corporation (the "Borrower"), the financial institutions from time to time party thereto (the "Lenders"), JPMORGAN CHASE BANK, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent") and as Collateral Agent for the Lenders, BANK OF AMERICA, N.A., as Syndication Agent for the Lenders, and CREDIT LYONNAIS NEW YORK BRANCH, LEHMAN COMMERCIAL PAPER INC. and MERRILL LYNCH CAPITAL CORPORATION, as Co- Documentation Agents for the Lenders.

                  WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement; and

                  WHEREAS, the undersigned Lenders are willing to agree to such amendments, on the terms, subject to the conditions and to the extent set forth herein;

                  NOW, THEREFORE, in consideration of the above premises, the agreements, provisions and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

                  SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each capitalized term used herein but not defined herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

                  SECTION 2. Amendment of Credit Agreement. Pursuant to Section
9.02 of the Credit Agreement, effective as of the Effective Date (as defined in Section 4 hereof), the Credit Agreement is hereby amended as follows:

                  (a) Amendment of Section 6.02. Section 6.02 of the Credit Agreement is amended by deleting the word "and" at the end of clause
         (f) thereof, replacing the period at the end of clause (g) thereof with "; and" and inserting a new clause (h) as follows:

                           "(h) the Lien granted by SCI International Limited on
                  the (pound) 14,823,529 unsecured fixed rate note of Dignity Holdings Limited ("Dignity") dated

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                  February 11, 2002 to the collateral agent under the Credit
                  Agreement dated on or about December 20, 2002, among Dignity, the lenders party thereto and J.P. Morgan Europe Limited, as administrative agent and collateral agent for the lenders thereunder."

                  (b) Amendment of Section 6.05. Section 6.05 of the Credit Agreement is amended by deleting the word "and" at the end of clause
         (l) thereof, replacing the period at the end of clause (m) thereof with "; and" and inserting a new clause (n) as follows:

                           "(n) the Guarantee by OGF Societe Anonyme of
                  obligations of Courtage d'Assurance Funeraire Societe Anonyme pertaining to certain previously issued capitalization bonds of Auxia, Societe Anonyme; provided, however, that the amount of obligations guaranteed by OGF Societe Anonyme pursuant to this clause (n) shall not exceed (euro) 15,000,000 in the aggregate."

                  SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents to each of the Lenders and the Administrative Agent that, as of the Effective Date:

                  (a) after giving effect to this Amendment, the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct with the same effect as if made on the Effective Date, except for representations and warranties that expressly relate to an earlier date, which representations and warranties were true and correct as of such earlier date;

                  (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under the Credit Agreement; and

                  (c) this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation the Borrower, enforceable against it in accordance with its terms.

                  SECTION 4. Conditions to Effectiveness. This Amendment shall become effective on the date (the "Effective Date") upon which each of the following conditions is satisfied:

                  (a) The Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Required Lenders.

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                  (b) The Administrative Agent shall have received a
         certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming that
         (i) the representations and warranties of the Loan Parties set forth in the Credit Agreement, as amended by this Amendment, and the other Loan Documents are true and correct as of the Effective Date, except for representations and warranties that expressly relate to an earlier date, which representations and warranties were true and correct as of such earlier date, (ii) each Loan Party is in compliance with all the terms and provisions set forth in the Credit Agreement, as amended by this Amendment, and each other Loan Document on its part to be observed or performed and (iii) after giving effect to this Amendment on the Effective Date, no Default or Event of Default shall have occurred and be continuing under the Credit Agreement.

                  (c) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower under the Loan Documents.

                  SECTION 5. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, amend, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or any other Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective with respect to the matters expressly referred to herein. After the Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This Amendment shall constitute a "Loan Document" for all purposes under the Credit Agreement and each other Loan Document.

                  SECTION 6. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF
THE STATE OF NEW YORK.

                  SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original but all of which when taken together shall

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constitute but one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                  SECTION 8. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

                  SECTION 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

                                    SERVICE CORPORATION
                                    INTERNATIONAL,

                                        by:
                                           _______________________________
                                           Name:
                                           Title:

                                    JPMORGAN CHASE BANK,
                                    individually and as Administrative Agent,

                                        by:
                                           _______________________________
                                           Name:
                                           Title:

                                    BANK OF AMERICA, N.A.,

                                        by:
                                           _______________________________
                                           Name:
                                           Title:

                                    CREDIT LYONNAIS NEW YORK
                                    BRANCH,

                                        by:
                                           _______________________________
                                           Name:
                                           Title:

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                                    LEHMAN COMMERCIAL PAPER INC.,

                                        by:
                                           _______________________________
                                           Name:
                                           Title:

                                    MERRILL LYNCH CAPITAL,
                                    CORPORATION,

                                        by:
                                           _______________________________
                                           Name:
                                           Title: